Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-182173 of AutoTrader Group, Inc. on Form S-1/A of our report dated May 12, 2011 on the statements of income and cash flows of vAuto, Inc. for the period from January 1, 2010 through October 15, 2010 and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

July 30, 2012